UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2007
Date of Report (Date of earliest event reported)

DCAP GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-1665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1158 Broadway
Hewlett, NY 11557

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (516) 374-7600

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2007, DCAP Group, Inc. (“DCAP” or the “Registrant”) appointed Victor Brodsky, age 49, as its Chief Accounting Officer. There are no family relationships between Mr. Brodsky and any director or executive officer of the Registrant.

The business experience of Mr. Brodsky follows:

Mr. Brodsky has served as Vice President and Chief Financial Officer of Vertical Branding, Inc. (OTBB: VBDG) since March 1998 and will continue to provide services to Vertical Branding in such position.  He also continues to serve as Secretary of Vertical Branding, holding that position since November 2005.  Mr. Brodsky was a Director of Vertical Branding from May 2002 through November 2005. Prior to joining Vertical Branding in March 1998, Mr. Brodsky spent 16 years at the CPA firm of Michael & Adest in New York.

Mr. Brodsky earned a Bachelor of Business Administration from Hofstra University in 1981, with a major in accounting and is currently a licensed CPA in New York.

Item 8.01.  Other Events.

On August 22, 2007, the Registrant issued a press release announcing the appointment of Mr. Brodsky as the Registrant’s Chief Accounting Officer.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release dated August 22, 2007 entitled “DCAP Group, Inc. appoints Victor Brodsky as its Chief Accounting Officer”

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCAP GROUP, INC.

Date: August 23, 2007	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President